EXHIBIT 23.2


         SF PARTNERSHIP LLP
         CHARTERED ACCOUNTANTS Letterhead


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the use in this Registration Statement of MB Tech, Inc. on Form S-8 from our report relating to the financial statements of MB TECH, INC., dated April 16, 2003, for the year ending December 31, 2002.

            /s/ SF PARTNERSHIP, LLP
            --------------------------------------------
            SF PARTNERSHIP, LLP
            Chartered Accountants



Vancouver, British Columbia Canada
September 24, 2003










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